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                                                               EXHIBIT 99.(a)(8)

                                                                    [EGAIN LOGO]

                                 STOCK OPTION
                               EXCHANGE PROGRAM

                         [EGAIN ARROW POINTING RIGHT]

June 12/14, 2001
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                                                                    [EGAIN LOGO]

Why Are We Doing This?

 . Many outstanding stock options are priced significantly above our current and recent trading prices

 .  Create better performance incentives for employees

 .  New accounting rule is a deterrent to repricing options

   - Would incur a charge against earnings, hindering our ability to reach profitability and adversely affecting our future earnings growth

 .  Other companies have implemented similar programs

   - Amazon.com, Ariba, Broadvision, CommerceOne, i2 Technologies, Liberate, LookSmart, RealNetworks, Sprint

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                                                                    [EGAIN LOGO]

How Does This Program Work?

 . Voluntary election to cancel outstanding stock options in a one-for-one exchange for a replacement option

 .  Options scheduled to be cancelled on June 22, 2001

 . Replacement options issued shortly after 6 months and a day after cancellation date once approved by the Board

   -  All new options will be Nonstatutory stock options

   - Exercise price of the new options will be set to the market price of eGain stock on the date of the replacement grant

 .  Vesting Schedule

   -  Same for all replacement options

   -  33% of new grant vests immediately at the time of grant

   -  Remaining balance vest monthly (1/36) over three years

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                                                                    [EGAIN LOGO]

Options Eligible For Exchange

 .  Any option grants (vested or unvested) with an exercise price greater than
   $4.00

 . Remaining, outstanding portion of an option that has already been partially exercised

   If you choose to exchange any option, you must also exchange any options granted to you on or after December 22, 2000 at a lower exercise price than the option you elect to cancel (except bonus options)

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                                                                    [EGAIN LOGO]

Options NOT Eligible For Exchange

 .  Bonus grants (May 2001)

 .  Options already exercised

 .  Portion of an unexercised option

   - An option that is split between incentive stock options and nonstatutory stock options is considered one option and cannot be separated in this offer to exchange.

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                                                                    [EGAIN LOGO]

Example

                                                                                    Cancellation
                                                 Dec. 22,                               Date:                         New Grant Date
                                                  2000                              June 22, 2001                      Dec. 27, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          |
                                                     6 month Before window                |            6 month After window
                                                                                          |
  July               June          Aug.                   Jan.            May             |                No grants can
  1999               2000          2000                   2001            2001            |                   be made
                                                                                          |
  [$1]               [$12]         [$9]                   [$3]            [$2]            |                                     [$?]
                                                                                          |
less than            To be      Not required             Must be       Bonus Grant,       |                                     New
$4 floor,          Cancelled       to be                Cancelled       Ineligible        |                                    Grant
Ineligible                       Cancelled                                                |
                                                                                          |
                                                                                          |

Scenario:  Employee chooses to exchange the $12 option

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                                                                    [EGAIN LOGO]

Important Considerations

 .  Potentially higher exercise price

 . Employment condition - Must remain an employee at the time of the replacement grant date

 .  Ineligibility to receive grants in the six month period

 .  Taxes

   -  All replacement options will be nonstatutory stock options

   - International employees should be aware of potential tax consequences of participating according to the laws of the country in which they work and reside

 .  Change of control

   - If eGain were to be acquired prior to the replacement grant date, it is at the discretion of the successor company to approve the replacement grants

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                                                                    [EGAIN LOGO]

Other Key Considerations

 .  You must make your own decision whether to elect to exchange your options.

 . We recommend that you consult with your own tax advisor or financial planner before deciding whether to participate in this program.

 . We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

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What Do I Need to Do to Participate?

 .  Complete and sign the Election Form To Exchange Options

   -  Forms are available at eBrain

 .  Fax or deliver it by mail to Janet Alexander no later than 12:00 midnight
   Pacific Time on June 22, 2001.

 . Receive email confirmation from Stock Administration within 3 business days that your Election Form has been received and accepted.

 .  You can withdraw from the plan up until 12:00 midnight Pacific Time on June
   22, 2001.

   We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all such properly tendered options promptly after the expiration of the offer.

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                                                                    [EGAIN LOGO]

   Key Dates (scheduled)

 .  June 22, 2001 - Targeted date of cancellation (unless extended)

   -  Forms Due (earlier if possible):

      .  Election Form To Exchange Options

      .  Notice of Change in Election Form From Accept to Reject

      .  Notice of Change in Election Form From Reject to Accept

   - Employees who return forms after June 19 may not receive timely confirmation

 . On or after December 27, 2001 - Targeted date of Replacement option grant pending Board approval

 . On or after December 30, 2001 - Options available for trade at E*Trade at www.optionslink.com

 .  Blackout dates for exercising options

   -  July 2 - 5, 2001

   -  3 days after Replacement option grant date

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                                                                    [EGAIN LOGO]

                                   Employee

                              Questions & Answers

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